-------------------------------------------------------------------------------
WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
EXHIBIT 11(A)
COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        Years Ended
                                             January 1,  January 2,  January 3,
                                                1995        1994        1993
                                                ----        ----        ----
Weighted average number of
  common shares outstanding. . . . . . . .      101,272      99,436      98,095
Shares issuable pursuant to employee
  stock option plans, less shares
  assumed repurchased at the average
  market price . . . . . . . . . . . . . .        2,966       3,461       3,319
                                                -------     -------     -------
Number of shares for computation of
  primary earnings per share . . . . . . .      104,238     102,897     101,414
Net income . . . . . . . . . . . . . . . .      $97,156     $79,267     $64,698
Less requirements of preferred stock
  of subsidiary. . . . . . . . . . . . . .                                   65
                                                -------     -------     -------
Net income for computation of primary
  earnings per share . . . . . . . . . . .      $97,156     $79,267     $64,633
                                                -------     -------     -------
                                                -------     -------     -------

Primary earnings per share . . . . . . . .         $.93        $.77        $.64
                                                   ----        ----        ----
                                                   ----        ----        ----

WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
EXHIBIT 11(B)
COMPUTATION OF EARNINGS PER COMMON SHARE ASSUMING FULL DILUTION
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        Years Ended
                                             January 1,  January 2,  January 3,
                                                1995        1994        1993
                                                ----        ----        ----
Weighted average number of
  common shares outstanding. . . . . . . .      101,272      99,436      98,095

Shares issuable pursuant to employee
  stock option plans, less shares assumed
  repurchased at the higher of the
  average market or period end price . . .        2,966       3,679       3,425

Additional dilutive shares issuable
  assuming conversion of subordinated
  debentures . . . . . . . . . . . . . . .       8,130        8,130       8,130
                                                -------     -------     -------

Number of shares for computation of
  fully diluted earnings per share . . . .      112,368     111,245     109,650

Additional shares issuable assuming
  conversion of subordinated debentures
  per Regulation S-K item 601(b) (11). . .                                1,724
                                                -------     -------     -------

Number of shares per Regulation S-K
  item 601(b) (11) . . . . . . . . . . . .      112,368     111,245     111,374

Income applicable to common stock. . . . .     $ 97,156     $79,267     $64,633

Add interest savings on assumed dilutive
  conversion of subordinated
  debentures, net of tax . . . . . . . . .        4,615       4,871       4,542
                                                -------     -------     -------

Net income for computation of
  fully diluted earnings per share . . . .      101,771      84,138      69,175

Add interest savings on assumed
  conversion of subordinated debentures
  net of tax per Regulation S-K item
  601(b) (11). . . . . . . . . . . . . . .                                1,413
                                                -------     -------     -------

Net income for computation of fully
  diluted earnings per share per
  Regulation S-K item 601(b) (11). . . . .     $101,771     $84,138     $70,588
                                                -------     -------     -------
                                                -------     -------     -------

Fully diluted earnings per share . . . . .         $.91        $.76        $.63
                                                   ----        ----        ----
                                                   ----        ----        ----

Fully diluted earnings per share
  Regulation S-K item 601(b) (11). . . . .         $.91        $.76        $.63
                                                   ----        ----        ----
                                                   ----        ----        ----


                                       38